EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Viggle Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 15, 2012 relating to the consolidated financial statements of Viggle Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012.

/s/ BDO USA, LLP
New York, New York

February 11, 2013